10th EDGAR CODE AND SECTION 16 POWER OF ATTORNEY K11ow all by these present, that the undersigned hereby constitutes and appoints each of James Nisco and Amy Jackson Ayala of Caladrius Biosciences, lnc. (the "Company"), and Jeffrey Schultz of Mintz, Levin, Cohn, Perris, Glovsky and Popeo, P.C. , signing singly, with full power of substitution, the undersigned 's true and lawful attorney-in-fact to : (I) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or 10% shareholder of the Company, forms and authentication documents for EDGAR Filing Access; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable lo complete and execute any such fom1s and authentication documents; (3) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or I 0% shareholder of the Company, Fonns 3, 4 and 5 in accordance with Section \ 6(a) of the Securities Exchange Act of 1934 and the rules thereunder; (4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interests of. or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such tenns and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion . The undersigned hereby grants to each such attorney-in-fact full power and autJ1ority to do and perforn1 any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue oftbis power of attorney and the rights and powers herein granted. The undersigned acknowledges that ilie foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, arc not assuming, nor is the Company assuming, any of the w1dersigned 's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 wiili respect to the undersigned's holdings of and transactions in securities issued by ilie Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, ilie undersigned has caused tJ1is Power of Attorney to be executed iliis _ day of June I 0, 2022. Name: Erkki Ruoslahti, M.D., Ph.D.